UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2007

        FIRST DEFIANCE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

OHIO	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

          601 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (419) 782-5015

          Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2007, William J. Small, Chairman, President and Chief Executive Officer; James L. Rohrs, Executive Vice President and President and Chief Operating Officer of subsidiary First Federal Bank of the Midwest; John C. Wahl, Executive Vice President and Chief Financial Officer; and Gregory R. Allen, President of subsidiary First Federal Bank of the Midwest’s Southern Market Area (the “executives”) signed new employment agreements (the “agreements”). The agreements replaced existing employment agreements which had generally similar terms and provisions.

The agreements provide a three year term of employment commencing on January 1, 2007. Such term can be extended by the Board of Directors no later than December 2 each year for an additional one year term. The agreements provide for base compensation of $278,932 for Mr. Small, $184,600 for Mr. Rohrs, $161,400 for Mr. Wahl and $150,100 for Mr. Allen. The executives are also entitled to receive bonuses based on the terms and conditions set forth in the First Defiance incentive bonus program, to participate in all company retirement and stock benefit plans, and to receive annual vacation in accordance with Company policies which shall in no case be less than four weeks per year. The Company also shall pay dues for the executives for memberships including country clubs and professional organizations as are approved by the Company and shall provide the use of an automobile or an automobile expense reimbursement.

In the event that an executive’s employment is terminated for other than Cause, Disability, Retirement, each as defined in the agreements, or the Employee’s death or such employment is terminated by the executive i) due to failure by the Company to comply with any material provision of the agreement or ii) for good reason, the Company shall make total payments equal to 2.99 times the executive’s annual compensation. Payments are subject to certain limitations as described more fully in the agreements. The executives also have agreed to certain non-compete provisions as outlined in the agreements.

The above summary of the material terms of the Agreements are qualified by reference to the text of the Agreements which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.                    Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable

(b)	Pro forma financial information. Not Applicable

(c)	Shell company transactions. Not Applicable

(d)	Exhibits

10.1	Employment Agreement with William J. Small
10.2	Employment Agreement with James L. Rohrs
10.3	Employment Agreement with John C. Wahl
10.4	Employment Agreement with Gregory R. Allen

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By: /s/ John C. Wahl

Date: October 1, 2007